SPECIAL CUSTODY AND PLEDGE AGREEMENT
                                  (Short Sales)

         THIS AGREEMENT, (hereinafter "Agreement") dated this 9th day of March, 2009, by and among RYDEX SERIES FUNDS - GLOBAL 130/30 FUND ("Customer"), PERSHING LLC ("Broker"), PADCO ADVISORS, INC. ("Manager"), and U.S. BANK NATIONAL ASSOCIATION, as Custodian hereunder ("Custodian").

         WHEREAS, Broker is a member of several national securities exchanges;
and

         WHEREAS, Customer has opened a margin account (the "Margin Account") with Broker in which Customer may effect Short Sales and for that purpose has executed a Prime Brokerage Customer Account Agreement with Broker (the "Margin Agreement"); and

         WHEREAS, Customer has appointed Manager as an investment advisor and manager over certain of its assets with authority to effect Short Sales and to act on Customer's behalf in connection with the pledge of assets to Broker to secure performance of Customer's obligations with respect to Short Sales effected for Customer's account with Broker; and

         WHEREAS, Broker is required to comply with applicable laws and regulations requiring the margining of Short Sales, including the margin regulations of the Board of Governors of the Federal Reserve System and of any relevant securities exchanges and other self-regulatory associations (the "Margin Rules") and Broker's internal policies; and

         WHEREAS, to facilitate Short Sales hereunder, Customer and Broker desire to establish procedures for compliance with the Margin Rules; and

         WHEREAS, Customer and Custodian have entered into an agreement ("Custodian Agreement") providing for the custody of the customer's assets in conformity with the requirements of the Act of 1940 ("1940 Act") and the rules thereunder, to which the Customer is subject, and Custodian is prepared to assist Customer, Manager and Broker in complying with the Margin Rules by acting as custodian for Collateral pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, be it agreed as follows:

         (1) As used herein, capitalized terms shall have the following meanings unless otherwise defined herein:

         "Adequate Performance Assurance" shall mean such Collateral placed in the Special Custody Account as is adequate under the Margin Rules and Broker's internal policies as in effect from time to time, notice of which shall be given in writing to Customer and Manager.

         "Advice from Broker" means a notice sent by an authorized representative of Broker delivered to Customer, Manager and Custodian, as applicable hereunder, communicated: (i) in writing; (ii) by a facsimile-sending device; or (iii) in the case of a call for additional Collateral, or a notice referred to in Paragraph 7 hereof, by telephone to a person designated by Customer, Manager or Custodian in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer,

Manager or Custodian followed, in each case, with prompt notice to the others. Authorized representatives from Broker is attached as Exhibit A.

         "Business Day" means a day on which Custodian and Broker are open for business.

         "Collateral" means U.S. cash, U.S. Government securities, margin-eligible securities (including foreign securities), the proceeds of short sales, other financial assets or investment property and other property and assets acceptable to Broker which are pledged to Broker as provided herein.

         "Insolvency" means that: (i) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating Customer insolvent; or (ii) Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (iii) any such petition or application has been filed, or any such proceedings commenced, against Customer and Customer formally, in writing, has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States or any other jurisdiction, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

         "Instructions from Customer" means a written request, direction or certification signed in the name of Customer by a person authorized by Customer (including Manager) and delivered to Custodian or transmitted to it by a facsimile-sending device, except that instructions to pledge initial or additional Collateral may be given by telephone and thereafter confirmed in a writing signed in the name of Customer by a person authorized in writing by Customer (including Manager). An officer of Customer will certify to Custodian the names and signatures of those persons authorized to provide Instructions from Customer, which certification may be amended in writing from time to time. "Short Sales" shall mean the sale by Customer of securities which Customer does not own, and which is consummated by the delivery of securities borrowed from or through the facilities of Broker, in accordance with the applicable provisions of the Margin Rules, particularly Sections 220.10 and 220.12 of Regulation T of the Board of Governors of the Federal Reserve.

         (2) (a) Custodian, in its capacity as a securities intermediary as defined in Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York ("Article 8") to the extent the same may be applicable, or in applicable federal law or regulations, shall open a separate account on its books entitled "Special Custody Account for Pershing LLC as Pledgee of RYDEX SERIES FUNDS - GLOBAL 130/30 FUND" (the "Special Custody Account") and shall hold therein for Broker as pledgee upon the terms of this Agreement all Collateral received by Custodian and properly identified for deposit from time to time pursuant to this Agreement and all monies or other property paid or distributed with respect thereto. The Custodian hereby agrees that any property held in the Special Custody Account shall be deemed to be a financial asset for purposes of Article 8 to the extent the same may be applicable. Manager agrees to instruct Custodian through Instructions from Customer as to the cash and specific securities which Custodian is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account.

                  (b) Broker agrees to promptly deliver the proceeds of short sales and other property of the Customer in the Margin Account to Custodian to be kept in the Special Custody Account until released back or disposed of in accordance with the term of this Agreement and the Margin Agreement.

                  (c) Customer agrees to provide and at all times maintain Collateral at least equal in value to the amount that Broker initially and from time to time advise Customer and Manager is necessary to constitute Adequate Performance Assurance in the Special Custody Account pursuant to the terms and conditions of this Agreement.

                  (d) Customer, Broker and Custodian agree that Collateral will be held for Broker in the Special Custody Account by Custodian as agent of Broker, that Custodian will take such actions with respect to any Collateral (including without limitation the delivery thereof) as Broker shall direct in accordance with this Agreement in an Advice from Broker or other entitlement order (as defined in Article 8) and that in no event shall any consent of Customer be required for the taking of any such action by Custodian. Broker and Custodian further agree that Custodian shall not act unless Broker represents in its Advice from Broker that all conditions precedent to its right to direct custodian to act in conformity with its direction have been satisfied.

                  (e) To the extent authorized under the 1940 Act, Customer hereby grants to Broker a continuing security interest to Broker (i) in the Collateral and any proceeds thereof, and (ii) all other property in the Special Custody Account to secure Customer's obligations to Broker hereunder. Custodian shall have no responsibility for the creation, validity, priority or enforceability of such security interest.

         (3) Custodian shall make available to Broker, Manager and Customer by use of a secured web site all pledges, deliveries, releases or substitutions of Collateral. Custodian will provide a daily reconciliation statement to Broker, Manager and Customer in a form and manner to be agreed to by the parties. Custodian will also advise Broker, Manager and Customer, upon reasonable request (and in any event at least monthly) and within a reasonable time, of the kind and amount of Collateral pledged to Broker and held in the Special Custody Account. Upon the request of Customer or Manager (and in any event at least monthly), Broker will advise Customer or Manager of any excess Collateral in the Special Custody Account. Upon Instructions from Customer to Broker, Broker shall advise Custodian in writing to transfer such excess Collateral out of the Special Custody Account to an account designated by Customer.

         (4) Custodian agrees to release Collateral to Customer from the pledge hereunder only upon receipt of an Advice from Broker. Broker agrees, upon request of Manager, to provide such an Advice from Broker with respect to Collateral selected by Manager: (i) if said

Collateral represents an excess in value of the Collateral necessary to constitute Adequate Performance Assurance at that time; (ii) against receipt in the Special Custody Account of substitute Collateral having a value at least equal (with any remaining Collateral) to Adequate Performance Assurance; or
(iii) upon termination of Customer's accounts with Broker including the Margin Account (if any) and settlement in full of all transactions therein and any amounts owed to Broker with respect thereto. It is understood that Broker will be responsible for determining whether the Collateral constitutes Adequate Performance Assurance. Custodian at no time has any responsibility for determining whether the value of Collateral is equal in value to Adequate Performance Assurance.

         (5) Customer represents and warrants to Broker that securities pledged to Broker shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form), and that, subject to Section (6) of this Agreement, Collateral will not be subject to any liens or encumbrances other than the lien in favor of Broker contemplated by this Agreement.

         (6) Collateral shall at all times remain the property of Customer subject only to the interest and rights therein of Broker as the pledgee and secured party thereof and of Custodian as contemplated hereunder. Custodian represents that Collateral is not subject to any other lien, charge, security interest or other right or claim of Custodian or any person claiming through Custodian, except for a lien for Custodian's fees and expenses in connection herewith or under any other custodian agreement between Customer and Custodian. Custodian shall use its best efforts to notify Broker, Manager and Customer as soon as possible if Custodian receives any notice of levy, lien, court order or other process purporting to affect the Collateral.

         (7) The occurrence of any of the following constitutes a Customer Default hereunder:

         (a) failure by Customer to perform any material obligation hereunder or under the Margin Agreement including, without limitation, its obligation to maintain Adequate Performance Assurance and its obligation, upon receiving notice from Broker that it can no longer protect Customer's Short Sale, to make timely delivery to Broker in accordance with applicable laws, rules and regulations, of securities identical to the securities sold short; or

         (b)      Customer's Insolvency.

Broker will immediately notify Customer and Manager in an Advice from Broker of such Customer Default. No sooner than 2:00 p.m. on the next Business Day after transmittal by Broker of such Advice from Broker, if the Customer Default continues at the end of such period, Broker may thereupon take any action permitted pursuant to the Margin Agreement, including without limitation the conversion of any convertible securities or exercise of Customer's rights in warrants (if any) held in the Margin Account and the Special Custody Account, the buy-in of any securities of which the Margin Account may be short, and the sale of any or all property or securities in the Margin Account and the Special Custody Account to the extent necessary to satisfy Customer's obligations to Broker (in which event such Collateral shall be delivered to Broker as directed in an Advice from Broker). Any sale of Collateral made hereunder shall be made in accordance with the provisions of the New York Uniform Commercial Code in the principal market for the securities or, if such principal market is closed, such sale shall be made in a manner reasonable for such Collateral. Customer shall be liable to Broker for any deficiency which may exist after the exercise by Broker of its rights and remedies as aforesaid. Any surplus resulting from the sale of Collateral shall be transmitted to an account designated by Customer. Broker shall notify Customer and Manager of any sale of Collateral or any other property in the Margin Agreement and any deficiency or surplus remaining thereafter in an Advice from Broker.

         (8) Broker hereby covenants, for the benefit of Customer only, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of Collateral pursuant to Paragraph 7 until after the occurrence of the events and the expiration of the time periods set forth in Paragraph 7. The foregoing covenant and the provisions of Paragraph 7 shall in no way constitute a limitation on Broker's right at any time to instruct Custodian pursuant to an Advice from Broker or other entitlement order and Custodian's obligation to act upon such instructions. Custodian shall not be required to make any determination as to whether such delivery is made in accordance with any provisions of applicable law, this Agreement or any other agreement between Broker and Customer. Custodian will, however, provide prompt telephone notice to an officer of Customer of receipt by Custodian of an Advice from Broker to deliver Collateral.

         (9) It is understood that all determinations and directions for Short Sales for the account of Customer pursuant to the terms of this Agreement, the Margin Agreement shall be made by Manager. Customer is not relying upon Broker to make recommendations with respect thereto.

         (10) Custodian's duties and responsibilities are set forth in this Agreement. Custodian shall act only upon receipt of an Advice from Broker regarding release of Collateral. Custodian shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence or willful misconduct and may rely and shall be protected in acting upon any Advice from Broker or Instructions from Customer or any other notice, instruction or other communications from Customer or Broker which it believes to be genuine and authorized. Notwithstanding the foregoing, as between Customer and Custodian, the terms of any custodian agreement between Customer and Custodian shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. As between Custodian and Broker, Broker shall indemnify, defend and hold harmless Custodian with regard to any direct loss, liability and reasonable expense of Custodian (including reasonable outside counsel fees) incurred by Custodian arising solely out of any act or omission of Custodian in accordance with any Advice from Broker, except to the extent such loss, liability or expense is the result of Custodian's own gross negligence or willful misconduct in the carrying out of such Advice from Broker. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any statute, regulation or other law regarding the establishment or maintenance of margin credit, including, but not limited to, applicable Margin Rules, or any federal statutes, rules or regulations, other than those governing custodial activities of a national bank generally. Custodian shall not be liable for the acts or omissions of any of the other parties to this Agreement unless such acts or omissions are the result of Custodian's negligence, misfeasance or willful misconduct. Custodian may hold the securities in the Special Custody Account in bearer, nominee, book-entry, or other form and in any depository or clearing corporation (including omnibus accounts), with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on Custodian's records as subject to this Agreement and shall be in a form that permits transfer at the direction of Broker without additional authorization or consent of Customer in accordance with the terms of this Agreement. Neither Broker nor Custodian shall be responsible or liable for any losses caused directly or indirectly by suspension of trading, nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; enactment, promulgation, imposition or enforcement by any governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property in the Special Custody Account; acts of war, civil disturbances, strikes, terrorism, insurrection, revolution, natural calamities, labor or material shortages or government restrictions; delays in mail, delays or inaccuracies in the transmission of orders or information; governmental, exchange or self-regulatory organization laws, rules or actions; acts of God; or any other causes beyond the control of such party or its agents. Neither Broker nor Custodian shall be liable for any indirect, incidental, special, punitive or consequential damage, economic loss or lost profits, even if advised of the possibility or likelihood thereof. This Paragraph 10 shall survive the termination of this Agreement.

         (11) All charges for Custodian's services under this Agreement shall be paid by the Customer.

         (12) Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own negligence, misfeasance or misconduct.

         (13) No modification or amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of Broker, Customer, Manager and Custodian.

         (14) Except as otherwise specifically provided for herein, written communications hereunder shall be telegraphed , sent by facsimile transmission, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in any such case addressed (and oral communications shall be directed to the following telephone numbers):

         (a)      if to Custodian, to: U.S. Bank National Association
                                       1555 N. Rivercenter Dr., MK-WI-S302
                                       Milwaukee, WI 53212


                                       Attn:  Tom Fuller
                                       Phone: 414-905-6118
                                       Fax: 866-350-5066

         (b)      if to Customer, to:  Rydex Series Funds - Global 130/30
                                       9601 Blackwell Rd
                                       Suite 500
                                       Rockville, MD 20850

                                       Attention: Acct Dept
                                       Fax No.: 301-296-5706
                                       Phone No.: 301-296-5135

         (c)      if to Broker, to:    Pershing LLC
                                       One Pershing Plaza
                                       Jersey City, NJ
                                       Attn: Pershing Prime Services
                                       Fax No.:
                                       Phone No.:

                  Copies of any written confirmations, statements and advices required to be delivered by Custodian under Paragraph 3 should be sent to:

                                       Broker's address listed above.

         (d)      if to Manager, to:   Padco Advisors, Inc.
                                       9601 Blackwell Rd
                                       Suite 500
                                       Rockville, MD 20850

                                       Attention: Portfolio Management Dept.
                                       Fax No.: 301-296-5104
                                       Phone No.: 301-296-5144

                  or, in the case of each party hereto, such other address as such party shall notify to the other parties hereto in accordance with this Paragraph 14.

         (15) Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any Collateral pledged to Broker at the time of such notice shall not be affected by such termination until the release of such pledge pursuant to the terms of the Margin Agreement and any applicable Margin Rules.

         (16) Nothing in this Agreement prohibits Broker, Customer or Custodian from entering into similar agreements with others in order to facilitate option contract transactions.

         (17) THIS PARAGRAPH 17 SHALL APPLY TO BROKER, MANAGER AND CUSTOMER ONLY AND SHALL IN NO WAY WHATSOEVER APPLY TO OR LIMIT CUSTODIAN.

         THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT, CUSTOMER, MANAGER AND BROKER AGREE AS FOLLOWS:

         (A) CUSTOMER, MANAGER AND BROKER ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT FOR ISSUES RELATING TO THIS AGREEMENT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

         (B) ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY'S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

         C) THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

         (D)      THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR
AWARD.

         (E) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, UNLESS CUSTOMER IS A MEMBER OF THE ORGANIZATION SPONSORING THE ARBITRATION FACILITY, IN WHICH CASE ALL ARBITRATORS MAY BE AFFILIATED WITH THE SECURITIES INDUSTRY.

         (F) THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

         (G) THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

         ANY CONTROVERSY BETWEEN BROKER (AND ANY OF BROKER'S AFFILIATES ALSO INVOLVED IN SUCH CONTROVERSY) OR ANY OF ITS OR THEIR PARTNERS, OFFICERS, MANAGING DIRECTORS, DIRECTORS OR EMPLOYEES ON THE ONE HAND, AND CUSTOMER OR CUSTOMER'S AGENTS ON THE OTHER HAND, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACCOUNTS ESTABLISHED HEREUNDER, SHALL BE SETTLED BY ARBITRATION. THE ARBITRATION WILL BE CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC ("NYSE") OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC DISPUTE RESOLUTION ("NASD-DR) OR IF THE NYSE AND NASD-DR DECLINE TO HEAR THE MATTER, BEFORE THE AMERICAN ARBITRATION ASSOCIATION, IN ACCORDANCE WITH THEIR ARBITRATION RULES THEN IN FORCE. THE AWARD OF THE ARBITRATOR SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

         NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION NOR SEEK TO ENFORCE ANY PRO-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

         SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

         (18) IF ANY PROVISION OR CONDITION OF THIS AGREEMENT SHALL BE HELD TO BE INVALID OR UNENFORCEABLE BY ANY COURT, OR REGULATORY OR SELF-REGULATORY AGENCY OR BODY, SUCH INVALIDITY OR UNENFORCEABILITY SHALL ATTACH ONLY TO SUCH PROVISION OR CONDITION. THE VALIDITY OF THE REMAINING PROVISIONS AND CONDITIONS SHALL NOT BE AFFECTED THEREBY AND THIS AGREEMENT SHALL BE CARRIED OUT AS IF ANY SUCH INVALID OR UNENFORCEABLE PROVISION OR CONDITION WERE NOT CONTAINED HEREIN, PROVIDED THAT THE ESSENTIAL PROVISIONS OF THIS AGREEMENT FOR EACH PARTY REMAIN VALID, BINDING AND ENFORCEABLE.

         (19) ALL REFER HEREIN TO TIMES OF DAY SHALL MEAN THE TIME IN NEW YORK, NEW YORK, USA.

         (20) THIS AGREEMENT AND ITS ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, THE ESTABLISHMENT AND MAINTENANCE OF THE SPECIAL CUSTODY ACCOUNT AND ALL INTERESTS, DUTIES AND

OBLIGATIONS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE BINDING ON THE PARTIES AND ANY SUCCESSOR ORGANIZATIONS THEREOF IRRESPECTIVE OF ANY CHANGE OR CHANGES IN PERSONNEL THEREOF.

         (21) THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, ALL OF WHICH SHALL CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

         (22) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL CUSTODIAN BE REQUIRED TO ARBITRATE ANY DISPUTE WHICH MAY ARISE HEREUNDER. AS BETWEEN CUSTODIAN AND ANY OTHER PARTY TO THIS AGREEMENT ALL DISPUTES SHALL BE SUBJECT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS SITUATED IN NEW YORK CITY, NEW YORK, AND CUSTODIAN, BROKER AND CUSTOMER EACH HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAY OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND INVOLVING CUSTODIAN, BROKER AND CUSTOMER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY.

         THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH 17 APPLICABLE TO BROKER, MANAGER AND CUSTOMER.







                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date and year first written above.

RYDEX SERIES FUNDS - GLOBAL 130/30 FUND:

                                    By: /s/ Michael Byrum
                                    --------------------------

                                    Name: Michael Byrum
                                    --------------------------

                                    Title: Trustee
                                    --------------------------

PERSHING LLC:

                                    By: /s/ Jack Huber
                                    --------------------------

                                    Name: Jack Huber
                                    --------------------------

                                    Title: Director
                                    --------------------------


U.S. BANK NATIONAL ASSOCIATION:

                                    By: /s/ Joe Redwine
                                    --------------------------

                                    Name: Joe Redwine
                                    --------------------------

                                    Title: Executive Vice President
                                    --------------------------


 PADCO ADVISORS, INC.:


                                    By: /s/ Michael Byrum
                                    --------------------------

                                    Name: Michael Byrum
                                    --------------------------

                                    Title:  Trustee
                                    --------------------------

                                    EXHIBIT A
                   TO THE SPECIAL CUSTODY AND PLEDGE AGREEMENT


                               AUTHORIZED PERSONS


         Set forth below are the names and specimen signatures of the persons authorized by the Broker

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Authorized Persons (Printed Name)          Specimen Signatures
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